UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2009

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
 (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Rancher Energy Corp. (the “Company” or “we”) is preparing an application for a financial assistance grant under the U.S. Department of Energy Funding Opportunity Announcement No. DE-FOA-0000015, Carbon Capture and Sequestration from Industrial Sources and Innovative Concepts for Beneficial CO2 Use (the “FOA”).

We intend to apply for a Phase 1 grant of up to $3,000,000 and if successful, apply for a Phase 2 grant in an amount of up to $120,000,000.  If awarded a Phase 1 grant, we plan to utilize the funds to complete reservoir engineering studies, drilling and surface facility design and pipeline design and permitting for one of our Powder River Basin EOR oil fields. If awarded a Phase 2 grant, we plan to undertake a comprehensive CO2 capture, transportation, EOR, and sequestration project in that field.

We believe our EOR project is well qualified for awards under the provisions of the FOA, particularly because we currently own the project site and the work already completed on front end engineering and design studies makes the project nearly “shovel ready”.  In addition, analogous oil fields in the area indicate our fields are well suited for large scale CO2 sequestration.

There can be no assurance that we will obtain a Phase 1 grant, or if we do obtain a Phase 1 grant, whether we will be successful in obtaining a Phase 2 grant.  Further, there can be no assurance that if we obtain a Phase 2 grant that our CO2 capture, transportation, EOR, and sequestration project will be technically or commercially successful.

The following is our summary of the relevant provisions of the FOA by the U.S. Department of Energy (“DOE”):

As part of the American Recovery & Reinvestment Act of 2009, the DOE has issued an FOA whereby the DOE will make grants totaling up to $1.4 billion to fund CO2 carbon capture and sequestration projects.  The DOE’s priority is to fund projects that capture a stream of CO2 from large, stationary emission point sources and sequester this CO2 into underground geologic formations including oil bearing formations.  Sequestration opportunities include operating oil and gas fields and depleted oil and gas fields.  The CO2 sequestration commercial benefits include enhanced oil recovery (“EOR”) projects.  Under the provisions of the FOA, grants will be awarded in two Phases.

Phase 1 grants, in amounts ranging from $500,000 to $3,000,000, will be made to successful applicants for project definition activities through preliminary design and permitting.  Phase 1 applications must be submitted by August 7, 2009.  Successful applicants will be notified in September 2009 and funding of awards will occur soon thereafter.  The Phase 1 term is seven months from award date and Renewal Applications for Phase 2 are due by the end of the 5th month.

Phase 2 grants may be awarded to successful Phase I awardees in amounts ranging from $50,000,000 to $400,000,000.  Phase 2 grants will be made in a period of time between 7th and 11th months from the Phase 1 grant date and the period of performance for Phase 1 and Phase 2 should not exceed 72 months.

A successful applicant must demonstrate financial capability to meet at least 20% of the total allowable project cost for each phase of the proposed project.

See the full text at:

https://www.fedconnect.net/FedConnect/MemberHome/Opportunity/OpportunitySummary.aspx

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President and Chief Executive Officer

Dated:   July 27, 2009